Exhibit 99.2

                        Technitrol, Inc. and Subsidiaries

                    Unaudited Pro Forma Financial Information

      The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 give the effect of LK Products Oy ("LK') as if such acquisition had occurred on January 1, 2004. The unaudited pro forma condensed balance sheet as of September 30, 2005 is not provided as the acquisition occurred before September 30, 2005 and the consolidated balance sheet, including LK, was filed with our quarterly report as of September 30, 2005 on Form 10-Q on November 9, 2005.

      The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The pro forma financial information is not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated on January 1, 2004 and should not be construed as a representation of future operating results. The purchase price was allocated to intangible assets acquired based on their respective fair values as determined in a valuation study performed by a third party and management's evaluation of the assets and liabilities. The purchase price allocation among the intangible assets acquired and the assignment of lives of these intangible assets is preliminary and subject to change based upon further evaluation.

      The unaudited pro forma consolidated financial information should be read in conjunction with our Consolidated Financial Statements and Notes thereto, Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2004 and the quarterly report on Form 10-Q for the quarter ended September 30, 2005.


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

                        Technitrol, Inc. and Subsidiaries

            Unaudited Pro Forma Consolidated Statements of Operations

                  For the nine months ended September 30, 2005

                     In thousands, except earnings per share

                                                              Technitrol,    LK Products      Pro Forma
                                                                     Inc.             OY    Adjustments      Pro Forma
                                                                     ----             --    -----------      ---------
Net sales                                                        $431,913       $ 63,087       $     --       $495,000
Costs and expenses:
     Cost of sales                                                331,399         46,982             --        378,381
     Selling, general and administrative expenses (1)              77,688         13,793           (757)        90,724
     Severance and asset impairment expense                        50,641             --             --         50,641
                                                                 --------       --------       --------       --------

         Total costs and expenses applicable to sales             459,728         60,775           (757)       519,746
                                                                 --------       --------       --------       --------
Operating (loss) profit                                           (27,815)         2,312            757        (24,746)

Other income (expense) (2)                                             64           (707)        (1,095)        (1,738)
                                                                 --------       --------       --------       --------

Earnings (loss) from continuing operations before taxes and
    minority interest                                             (27,751)         1,605           (338)       (26,484)

Income taxes (3)                                                    4,025            (54)           239          4,210

Minority interest                                                   1,045             --             --          1,045
                                                                 --------       --------       --------       --------

Net earnings (loss) from continuing operations                   $(32,821)      $  1,659       $   (577)      $(31,739)
Net (loss) from discontinued operations, net
    of taxes                                                         (395)            --             --           (395)
                                                                 --------       --------       --------       --------
Net earnings (loss)                                              $(33,216)      $  1,659       $   (577)      $(32,134)
                                                                 ========       ========       ========       ========

Basic and diluted (loss) per share from
     continuing operations                                       $  (0.81)                                    $  (0.79)
                                                                 ========                                     ========
Basic and diluted (loss) per share from discontinued
    operations                                                   $  (0.01)                                    $  (0.01)
                                                                 ========                                     ========
Basic and diluted (loss) per share                               $  (0.82)                                    $  (0.80)
                                                                 ========                                     ========

 Weighted average common shares outstanding -
    basic and diluted (4)                                          40,286                                       40,286

    See accompanying notes to Unaudited Proforma Consolidated Statements of
           Operations, which are an integral part of these statements


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

                       Technitrol, Inc. and Subsidiaries

            Unaudited Pro Forma Consolidated Statements of Operations

                  For the twelve months ended December 31, 2004

                     In thousands, except earnings per share

                                                              Technitrol,    LK Products      Pro Forma
                                                                     Inc.             OY    Adjustments      Pro Forma
                                                                     ----             --    -----------      ---------
Net sales                                                        $561,298       $ 92,025       $     --       $653,323
Costs and expenses:
     Cost of sales                                                415,967         64,396             --        480,363
     Selling, general and administrative expenses (1)             108,617         19,088           (993)       126,712
     Severance and asset impairment expense                        27,851             --             --         27,851
                                                                 --------       --------       --------       --------

         Total costs and expenses applicable to sales             552,435         83,484           (993)       634,926
                                                                 --------       --------       --------       --------
Operating profit                                                    8,863          8,541            993         18,397

Other income (expense) (2)                                          2,523            (50)          (829)         1,644
                                                                 --------       --------       --------       --------

Earnings from continuing operations before taxes and
    minority interest                                              11,386          8,491            164         20,041

Income taxes (3)                                                    3,562           (807)           978          3,733

Minority interest                                                     655             --             --            655
                                                                 --------       --------       --------       --------
Net earnings (loss) from continuing operations                   $  7,169       $  9,298       $   (814)      $ 15,653
Net (loss) from discontinued operations, net
    of taxes                                                         (242)            --             --           (242)
                                                                 --------       --------       --------       --------
Net earnings (loss)                                              $  6,927       $  9,298       $   (814)      $ 15,411
                                                                 ========       ========       ========       ========

Basic and diluted earnings per share from
    continuing operations                                        $   0.18                                     $   0.39
                                                                                                              ========
Basic and diluted (loss) per share from discontinued
    operations                                                   $  (0.01)                                    $  (0.01)
                                                                 --------                                     ========
Basic and diluted earnings per share                             $   0.17                                     $   0.38
                                                                 ========                                     ========

Weighted average common shares outstanding -
    basic (4)                                                      40,178                                       40,178

Weighted average common shares outstanding -
    diluted (4)                                                    40,411                                       40,411

    See accompanying notes to Unaudited Proforma Consolidated Statements of
           Operations, which are an integral part of these statements


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

                        Technitrol, Inc. and Subsidiaries

       Notes to Unaudited Pro Forma Consolidated Statements of Operations

      The purchase price was approximately $82.7 million, net of cash acquired of $0.4 million. The purchase price was funded with cash on hand. The purchase agreement also includes a revenue-based earnout provision whereby we will pay the seller one euro for each euro of revenue in excess of (euro)85.0 million achieved by LK during the 12 months ended May 31, 2006. We will record this contingent consideration as goodwill, when and if paid. The preliminary fair value of the net tangible assets acquired approximated $24.7 million. The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition (dollars in millions):

     Current assets                                                $26.6
     Property, plant and equipment                                  15.8
     Intangible assets                                              23.7
     Goodwill                                                       34.7
                                                                    ----
          Total assets acquired                                    100.8

     Current liabilities                                            17.4
     Long-term liabilities                                           0.3
                                                                     ---
          Total liabilities assumed                                 17.7

          Net assets acquired                                      $83.1
                                                                    ====

      (1) Represents the amortization of intangible assets acquired in connection with the acquisition based on the preliminary purchase price allocation over their estimated useful lives.

                                                               For the nine months   For the year ended
                                                               ended September 30,      December 31,
                                Fair Value of    Estimated            2005                  2004
                                 Intangibles        Life          Amortization          Amortization
           Intangible           (in millions)    (in years)       (in millions)         (in millions)
           ----------           -------------    ----------       -------------         -------------
      Trademarks                    $ 7.1        Indefinite      Not applicable         Not applicable
      Customer relationship          15.3            10               $1.1                   $1.5
      Technology                      1.3             5                0.2                    0.3
                                    -----                             ----                   ----

      Total                         $23.7                             $1.3                   $1.8
                                    =====                             ====                   ====

            Selling, general and administrative expenses were also adjusted by $2.1 million and $2.8 million, respectively, to remove the effect of the historical intangible asset amortization related to a prior acquisition.

      (2) Represents the elimination of the interest income resulting from the use of $82.7 million of cash to finance the acquisition of LK.

      (3) Represents the related income tax effect of the intangible asset amortization in (1) above and the elimination of interest income in
            (2) above.


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

                        Technitrol, Inc. and Subsidiaries

 Notes to Unaudited Pro Forma Consolidated Statements of Operations - Continued

      (4) The transaction was financed by cash. As no common stock was issued, there is no pro forma impact on the weighted average shares outstanding or the earnings (loss) per share.

      Certain prior year amounts of Technitrol, Inc. have been reclassified to conform with the current year presentation.


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